UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Amneal Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Information

The following communication relates to the proposed acquisition of Kashiv BioSciences, LLC (“Kashiv”) by Amneal Pharmaceuticals, Inc. (the “Company”), pursuant to the Membership Interest Purchase Agreement, dated as of April 21, 2026, by and among the Company, Kashiv, KB Seller Representative, LLC and the equityholders of Kashiv named therein.

On April 22, 2026, the Company distributed a factsheet about Kashiv to employees of the Company relating to the Company’s entry into a definitive agreement to acquire Kashiv, a copy of which is set forth below and filed herewith pursuant to Rule 14a-12.

This is Kashiv BioSciences, LLC Kashiv BioSciences is a vertically-integrated biopharmaceutical company focused on developing and manufacturing accessible complex and biologic medicines. The company is one of a select few U.S.-based innovators to receive marketing authorization for multiple biosimilars with several commercial and advanced clinical-stage assets in its portfolio. Kashiv’s 600+ U.S. and India-based colleagues are highly skilled in R&D, clinical, manufacturing, regulatory, and IP for biosimilars, 505(b)(2) products, and complex generic peptides. Learn more at www.kashivbiosciences.com. At-a-glance 12+ 4 600+ biologics R&D & employees globally, half with years of experience manufacturing facilities advanced degrees $900M+ Expertise ~75,000L across monoclonal antibodies, drug substance capacity capital invested since microbials, bi-specifics, fusion expected by end of 2028; built founding in 2013 proteins, cytokines, and more up from ~26,000L by end of 2026 State-of-the-art global Biologics capabilities Kashiv operates state-of-the-art biologics facilities with approvals from leading regulatory authorities, including the FDA, MHRA, ANVISA, and Health Canada, spanning 600,000+ square feet of in-house biologics development capabilities, from cell line through approval (analytical, clinical, and regulatory). Chicago, IL: U.S. FDA Piscataway, NJ: Monoclonal antibodies approved facility with two and fusion proteins production; planned commercial biosimilars capacity of 24,000L. R&D facility with (RELEUKO® and FYLNETRA®) microbiology labs Pipan, India: Next generation facility Ahmedabad, India: State-of-the-art with total planned capacity of R&D and GMP pilot facility focused 50,000L on a range of biologics

Extensive across complex pipeline indications of biosimilars Kashiv’s proven R&D expertise has enabled the team to build a differentiated pipeline of 20+ biosimilars across a wide range of modalities and new complex indications. BIOSIMILAR BIOLOGIC THERAPEUTIC AREA Biosimilars RELEUKO® NEUPOGEN Oncology expected to be FYLNETRA® PFS, OBI & Al Neulasta® Neutropenia commercial by 2027 omalizumab XOLAIR® Asthma, Urticaria and Allergies abatacept ORENCIA® Immunology Expected certolizumab CIMZIA® Immunology approvals pembrolizumab KEYTRUDA® Oncology 2028 to 2030 nivolumab OPDIVO® Oncology dulaglutide TRULICITY® Diabetes dupilumab DUPIXENT® Respiratory risankizumab SKYRIZI® Immunology Pipeline products guselkumab TREMFYA® Immunology with expected approval in KSHB016 Undisclosed Rheumatology 2030+ KSHB017 Undisclosed Hematology KSHB018 Undisclosed Rheumatology KSHB019 Undisclosed Metabolic All trademarks are the property of their respective owners A patient focused mission and vision Kashiv’s 600+ employees are united by a shared vision: to become a trusted source of high-quality, affordable biosimilars for patients worldwide. This vision is advanced through a science-led approach to accelerate development, improve efficiency, and expand access. kashivbiosciences.com

Cautionary Statement on Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance and include statements regarding expected drug substance capacity, expected commercialization of biosimilars and expected approvals of biosimilars. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) unexpected costs, liabilities or delays associated with the proposed transaction; (xi) the response of competitors to the proposed transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; and (xiii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Kashiv Biosciences, LLC by Amneal Pharmaceuticals, Inc. In connection with this proposed acquisition, Amneal Pharmaceuticals, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Amneal Pharmaceuticals, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMNEAL PHARMACEUTICALS, INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Amneal Pharmaceuticals, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Amneal Pharmaceuticals, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amneal Pharmaceuticals, Inc. will be available free of charge on Amneal Pharmaceuticals, Inc.’s internet website at www.amneal.com or upon written request to: Amneal Pharmaceuticals, Inc., Investor Relations, 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807 or by email to invest@amneal.com.

Participants in Solicitation

Amneal Pharmaceuticals, Inc., its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Amneal Pharmaceuticals, Inc. is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 25, 2026, particularly under the headers “Corporate Governance—Stockholders Agreement,” “Proposal 1—Election of Directors—Director Nominees,” “Our Management—Executive Officers and Directors,” “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership,” and “Certain Related Parties and Related Party Transactions—Related Party Transactions.” To the extent that holdings of Amneal Pharmaceuticals, Inc.’s securities by its directors or executive officers have changed since the amounts set forth in Amneal Pharmaceuticals, Inc.’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Amneal Pharmaceutical Inc.

Investor Relations

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

invest@amneal.com

amneal.com